American National Bankshares Inc.
628 Main Street, Danville, Virginia

Notice of Annual Meeting

 and

Proxy Statement

Annual Meeting of Shareholders
To Be Held
May 19, 2009

American National Bankshares Inc.
628 Main Street
Danville, Virginia 24541

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 19, 2009

Notice is hereby given that the Annual Meeting of Shareholders of American National Bankshares Inc. (the “Corporation”) will be held as follows:

                           Place:  The Wednesday Club
                     1002 Main Street
                    Danville, Virginia  24541

                 Date:  May 19, 2009 at 9:00 a.m.

The Annual Meeting is being held for the following purposes:

1.	To elect four Class I directors of the Corporation to serve three-year terms expiring at the 2012 Annual Meeting.

2.	To elect one Class II director of the Corporation to serve a one-year term expiring at the 2010 Annual Meeting.

3.	To elect one Class III director of the Corporation to serve a two-year term expiring at the 2011 Annual Meeting.

4.	To consider a shareholder proposal regarding declassification of the Board of Directors that may be presented at the Annual Meeting.

5.	To transact any other business that may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 3, 2009, are entitled to notice of and to vote at the Annual Meeting.

It is important that your shares are represented at the meeting.  Accordingly, please sign, date, and mail the enclosed proxy in the enclosed postage-paid envelope, whether or not you plan to attend.  If you do attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

Carolyn H. Compton
Assistant Secretary
April 15, 2009

American National Bankshares Inc.

_______________

PROXY STATEMENT
_______________

ANNUAL MEETING OF SHAREHOLDERS
MAY 19, 2009

INTRODUCTION

This proxy statement is furnished in conjunction with the solicitation by the Board of Directors of American National Bankshares Inc. (the “Corporation”) of the accompanying proxy to be used at the Annual Meeting of Shareholders of the Corporation (the “Annual Meeting”) and at any adjournments thereof.  The meeting will be held on Tuesday, May 19, 2009, 9:00 a.m., at The Wednesday Club, 1002 Main Street, Danville, Virginia, 24541, for the purposes set forth below and in the Notice of Annual Meeting of Shareholders.  The approximate mailing date of this proxy statement and the enclosed proxy is April 15, 2009.

Voting Rights of Shareholders

Only shareholders of record at the close of business on April 3, 2009, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.  As of the close of business on April 3, 2009, there were 6,079,473 shares of the Corporation’s common stock outstanding and entitled to vote at the Annual Meeting.  The Corporation has no other class of stock outstanding.  Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.  Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote on a matter, and broker non-votes, will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person.  Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person.  A shareholder may also revoke his or her proxy at any time before it is exercised by filing a written notice with the Corporation or by submitting a proxy bearing a later date.  Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Corporation.  Solicitation is being made by mail, and if necessary, may be made in person or by telephone, or special letter by officers and employees of the Corporation or its banking subsidiary, American National Bank and Trust Company (the “Bank”), acting on a part-time basis and for no additional compensation.

PROPOSALS ONE, TWO AND THREE – ELECTION OF DIRECTORS

The Corporation’s Board of Directors currently consists of thirteen persons.  The Board is divided into three classes (I, II and III), each class as nearly equal in number as possible.  The term of office for the Class I directors will expire at the Annual Meeting and the nominees to serve as Class I directors are set forth below.  Each of the Class I nominees currently serves as a director of the Corporation.  If elected, the Class I nominees will serve until the 2012 Annual Meeting of Shareholders, and until their respective successors are duly elected and qualified.  Two individuals, who were elected by the Board of Directors to serve as directors since the 2008 Annual Meeting of Shareholders, are also director-nominees at this Annual Meeting:  Charles S. Harris as an additional member of Class I and Martha W. Medley as an additional member of Class III.  The Board has nominated Ms. Medley to serve as a Class III director for a two-year term expiring at the 2011 Annual Meeting.  The Board has also nominated E. Budge Kent, Jr., currently a Class I director, to serve as a Class II director for a one-year term expiring at the 2010 Annual Meeting.

The persons named in the accompanying proxy will vote for the election of the nominees named below unless authority is withheld.  If for any reason the persons named as nominees below should become unavailable to serve, an event that management does not anticipate, proxies will be voted for such other persons as the Board of Directors may designate.

 The Board of Directors recommends the nominees, as set forth below, for election.  The Board of Directors recommends that shareholders vote FOR these nominees.  The election of each nominee requires the affirmative vote of a plurality of the shares of the Corporation’s common stock cast in the election of directors.

The names of the nominees for election and the other continuing members of the Board of Directors, their principal occupations, their ages as of December 31, 2008, and certain other information with respect to such persons are as follows:

Name	Principal Occupation	Age	Director Since
Nominees for election as Class I directors to continue in office until 2012
Ben J. Davenport, Jr.	Chairman, First Piedmont Corporation (waste management), Chatham, VA. Chairman, Davenport Energy Inc. (petroleum distribution), Chatham, VA.	66	1992

Michael P. Haley	Adviser to Fenway Partners, Inc. (private equity investments), New York, NY, since April 2006. Executive Chairman, Coach America (surface transportation), Dallas, TX, since September 2007. Retired Chairman, MW Manufacturers, Inc. (window manufacturer), Rocky Mount, VA, since June 2005; prior thereto, Chairman from January 2005 to June 2005; President and Chief Executive Officer from June 2001 to January 2005.	58	2002

Charles S. Harris	Vice President for Student Services, Averett University, Danville, VA, since June 2007; Director of Athletics from May 2004 to May 2007. Partner, Excel Development Systems, Inc. (consulting firm), Greensboro, NC, since 1987.	58	2008

Franklin W. Maddux, M.D.	Chief Medical Officer, Specialty Care Services Group (healthcare services), Nashville, TN, since July 2006. President and Chairman, Maddux Consulting, Inc. (medical consulting), since September 2005. Chairman and Chief Executive Officer, Gamewood, Inc. (information technology service), Danville, VA. President and Chairman, Danville Urologic Clinic from 1995 to 2005.	51	2002
Nominee for election as a Class II director to continue in office until 2010
E. Budge Kent, Jr. *	Retired as Senior Adviser to the Bank, serving from January 2006 to April 2008. Prior thereto, Executive Vice President of the Corporation and Executive Vice President and Chief Trust and Investment Officer of the Bank.	69	1979
Nominee for election as a Class III director to continue in office until 2011
Martha W. Medley	Partner of Daniel, Medley & Kirby, P.C. (attorneys at law), Danville and Martinsville, VA.	52	2008

Name	Principal Occupation	Age	Director Since
Directors of Class II to continue in office until 2010
Fred A. Blair	President of Blair Construction, Inc. (general contractor), Gretna, VA.	62	1992

Frank C. Crist, Jr., D.D.S.	President of Brady & Crist Dentists, Inc., Lynchburg, VA.	63	2006

Fred B. Leggett, Jr.	Retired Chairman and Chief Executive Officer of Leggett Stores (retail), Danville, VA.	71	1994

Claude B. Owen, Jr.	Retired Chairman and Chief Executive Officer of DIMON Incorporated (leaf tobacco dealer), Danville, VA.	63	1984
Directors of Class III to continue in office until 2011
H. Dan Davis	Retired Executive Vice President of the Corporation and Senior Vice President of the Bank.	71	1996

Lester A. Hudson, Jr., Ph.D.	Professor and Wayland H. Cato Chair of Leadership, McColl School of Business, Queens University of Charlotte, Charlotte, NC.	69	1984

Charles H. Majors *	President and Chief Executive Officer of the Corporation and the Bank.	63	1981

* Indicates those directors not considered to be independent.

Board Independence

The Corporation’s Board of Directors has determined that, except for Mr. Majors and Mr. Kent, each director is independent within the director independence standard of the NASDAQ Stock Market LLC (“NASDAQ”), as currently in effect, and within the Corporation’s director independence standards, as established and monitored by the Corporation’s Corporate Governance and Nominating Committee.

Board Members Serving on Other Publicly Traded Company Boards of Directors

Certain of the Corporation’s directors are also directors of other publicly traded companies.  Mr. Hudson has been a director of American Electric Power Company Inc. since 1987.  Mr. Michael P. Haley has been a director of Stanley Furniture Company Inc. since 2003, and LifePoint Hospitals Inc. since 2005.

Board of Directors and Committees

Directors are expected to devote sufficient time, energy, and attention to ensure diligent performance of their duties, including attendance at board, committee, and shareholder meetings.  The Board of Directors of the Corporation met eight times during 2008.  In accordance with the Corporation’s Corporate Governance Guidelines, the independent directors held five executive sessions during 2008.  The Chairman of the Corporate Governance and Nominating Committee presides at such sessions.  The Board of Directors of the Bank, which consists of all members of the Corporation’s Board, met thirteen times during 2008.

All incumbent directors and director nominees attended more than 75% of the aggregate total number of meetings of the boards of directors and committees on which they served in 2008.  Seven directors attended the 2008 Annual Meeting of Shareholders.  The boards of directors of the Corporation and the Bank have established various committees, including the Audit and Compliance Committee, the Corporate Governance and Nominating Committee, and the Human Resources and Compensation Committee.  Membership and other information on these committees is detailed below.

The Audit and Compliance Committee met four times in 2008.  This Committee currently consists of Messrs. Blair, Maddux, and Haley.  Mr. Blair serves as the Chairman.  The Committee reviews significant audit, accounting and compliance principles, policies and practices, is directly responsible for engaging and monitoring the independent auditors of the Corporation, and provides oversight of the internal auditing and compliance functions.  A more detailed description of the functions of this Committee is contained under the heading “Report of the Audit and Compliance Committee.”  All of the members of this Committee are considered independent within the meaning of Securities and Exchange Commission (“SEC”) regulations, the listing standards of NASDAQ, and the Corporation’s Corporate Governance Guidelines.  Mr. Haley, a member of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of NASDAQ.

The Corporate Governance and Nominating Committee met four times in 2008. Current members of the Committee are Messrs. Crist, Maddux, and Owen.  Mr. Owen serves as the Chairman.  The Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Corporation’s Corporate Governance Guidelines.  In addition, the Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates.  The Committee also supervises the Board’s annual review of director independence and oversees the Board’s performance self-evaluation.  All the members of this Committee are considered independent within the meaning of SEC regulations, the listing standards of NASDAQ, and the Corporation’s Corporate Governance Guidelines.

The Human Resources and Compensation Committee met three times in 2008.  The Committee currently consists of Messrs. Davenport, Davis, and Hudson.  Mr. Hudson serves as the Chairman.   This Committee is responsible for establishing and approving the compensation of executive officers of the Corporation, except for the compensation of the Chief Executive Officer.  The compensation of the Chief Executive Officer is reviewed, discussed, and approved by the independent members of the Board of Directors, upon recommendation of the Committee.  The Committee also makes recommendations to the Board of Directors regarding promotions, director compensation, and related personnel matters.  Refer to the “Compensation Discussion and Analysis” section of this proxy statement for further information on the duties and responsibilities of this Committee.  No member of the Human Resources and Compensation Committee of the Board of Directors is a current officer or employee of the Corporation.  All members of this Committee are considered independent within the meaning of SEC regulations, the standards of NASDAQ, and the Corporation’s Corporate Governance Guidelines.

The charters of the Audit and Compliance Committee, the Corporate Governance and Nominating Committee, and the Human Resources and Compensation Committee are available on the Corporation’s website, www.amnb.com.  For access to the charters, select the “American National Bankshares Investor Relations” icon, then select “Governance Documents.”

Compensation Committee Interlocks and Insider Participation

No member of the Human Resources and Compensation Committee or executive officer of the Corporation has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Director Nominations Process

The Corporation’s Board of Directors has adopted, as a component of its Corporate Governance Guidelines, a process related to director nominations (the “Nominations Process”).  The purpose of the Nominations Process is to describe the manner by which candidates for possible inclusion in the Corporation’s recommended slate of director nominees are selected.  The Nominations Process is administered by the Corporate Governance and Nominating Committee of the Board.

The Committee considers candidates for Board membership suggested by its members, other Board members, management, and shareholders.  A shareholder who wishes to recommend a prospective nominee for the Board may, at any time, notify the Corporation’s President and Chief Executive Officer or any member of the Committee in writing with supporting material the shareholder considers appropriate.  The Committee will decide whether to recommend to the Board the nomination of any person recommended by a shareholder pursuant to the provisions of the Corporation’s bylaws relating to shareholder proposals, as described in the “Shareholder Communications and Proposals” section of this proxy statement.

Once the Committee has identified a candidate, it makes an initial determination as to whether to conduct a full evaluation of the candidate.  The initial determination is based on information accompanying the recommendation, as well as the Committee members’ knowledge of the candidate, which may be supplemented by inquiries to the person making such recommendation or to others.  The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the candidate can satisfy the evaluation factors established in the Corporate Governance Guidelines.  The Committee may seek additional information about the candidate’s background and experience.  The Committee then evaluates the candidate against the criteria in the Corporation’s Corporate Governance Guidelines, including independence, age, diversity, availability for time commitment, skills such as an understanding of the financial services industry, general business knowledge, and experience, all in the context of an assessment of the perceived needs of the Board at that point in time.  In connection with this evaluation, the Committee determines whether to interview the candidate, and if warranted, one or more members of the Committee will conduct such interview.  After completing the evaluation, the Committee makes a recommendation to the Board of Directors as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation of the Committee.

As noted above under “Proposals One, Two and Three – Election of Directors” and pursuant to the Corporation's bylaws, the Board of Directors elected Charles S. Harris and Martha W. Medley in November 2008 to serve as members of the Board until the Annual Meeting in May 2009.  Mr. Harris is a nominee for election at the Annual Meeting in May 2009 as a director for a three-year term as a member of Class I and Ms. Medley is a nominee for election at the Annual Meeting in May 2009 as a director for a two-year term as a member of Class III. The Nominations Process outlined above was used to identify and select these new directors.  Both were identified as prospective candidates by members of the Corporate Governance and Nominating Committee. The Committee believes the process is effective and resulted in the selection of new directors with the requisite experience, knowledge and diversity.

SECURITY OWNERSHIP

As of April 3, 2009, no shareholder beneficially owned 5% or more of the Corporation’s common stock other than Ambro and Company, the nominee name that American National Bank and Trust Company uses to register the securities it holds in a fiduciary capacity for customers.  Ambro and Company beneficially owned 629,425 shares of the Corporation’s common stock, or 10.35% of the outstanding shares, as of April 3, 2009.  Of this amount, 182,108 shares may be voted by existing co-fiduciaries.  The Bank may not vote the remaining shares, but co-fiduciaries may be qualified for the sole purpose of voting all or a portion of these remaining shares at the Annual Meeting.  The address of Ambro and Company is P.O. Box 191, Danville, Virginia 24543.

The following table sets forth, as of April 3, 2009, the beneficial ownership of the Corporation’s common stock by all directors and nominees for director, all executive officers of the Corporation named in the Summary Compensation Table on page 14 of this proxy statement, and all directors and executive officers of the Corporation as a group.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1) (#)			Percent of Class (%)

Fred A. Blair	5,764	(2)		*
Frank C. Crist, Jr., D.D.S.	82,709	(2)		1.36
Ben J. Davenport, Jr.	30,439			*
H. Dan Davis	129,514	(2)		2.13
R. Helm Dobbins	17,200	(3)		*
S. Cabell Dudley	1,700	(3)		*
Dabney T.P. Gilliam, Jr.	1,750	(3)		*
Jeffrey V. Haley	31,360	(2)	(3)	*
Michael P. Haley	5,522			*
Charles S. Harris	100			*
Lester A. Hudson, Jr., Ph.D.	9,804			*
E. Budge Kent, Jr.	52,893	(2)	(3)	*
Fred B. Leggett, Jr.	10,209	(2)		*
Franklin W. Maddux, M.D.	2,400	(2)		*
Charles H. Majors	111,424	(2)	(3)	1.81
Martha W. Medley	100			*
Claude B. Owen, Jr.	15,632	(2)		*
Neal A. Petrovich	3,800	(3)		*
All directors and executive officers as a group (18)	512,320			8.26

____________________
*	Represents less than 1% ownership.
(1)
For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

(2)
Includes shares held by affiliated corporations, close relatives, minor children, and shares held jointly with spouses or as custodians or trustees, as follows:  Mr. Blair, 308 shares; Dr. Crist, 581 shares; Mr. Davis, 40,704 shares; Mr. Jeffrey V. Haley, 651 shares; Mr. Kent, 1,709 shares; Mr. Leggett, 9,268 shares; Dr. Maddux, 1,100 shares; Mr. Majors, 3,744 shares; and Mr. Owen, 4,200 shares.

(3)
Includes shares that may be acquired pursuant to currently exercisable stock options:  Mr. Dobbins, 15,500 shares; Mr. Dudley, 1,500; Mr. Gilliam, 1,500; Mr. Jeffrey V. Haley, 18,500 shares; Mr. Kent, 12,000; Mr. Majors, 69,000 shares; Mr. Petrovich, 1,500 shares; all directors and executive officers as a group, 119,500 shares.

COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee of the board of directors has reviewed and discussed with management the Corporation’s Compensation Discussion and Analysis.  Based upon this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s definitive Proxy Statement on Schedule 14A for its 2009 Annual Meeting, which is incorporated by reference in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission.

Respectfully submitted,

Lester A. Hudson, Jr., Ph.D., Chairman
Ben J. Davenport, Jr.
H. Dan Davis

COMPENSATION DISCUSSION AND ANALYSIS

The Corporation’s Executive Compensation Philosophy

The Human Resources and Compensation Committee of the Board of Directors is responsible for establishing and approving the compensation of the executive officers of the Corporation, except for the compensation of the Chief Executive Officer, which is approved by the independent members of the Board of Directors.  The Committee considers a variety of factors and criteria in arriving at its decisions and recommendations for compensation.  The Committee’s objective is to attract and retain qualified executive officers and to align their interests with those of the Corporation and its shareholders.  Accordingly, a portion of the executive compensation program is designed to motivate and reward achievements that make a positive impact on the Corporation’s profitability and total shareholder return.

The Committee’s policy on the tax deductibility of compensation for the executive officers is to maximize deductibility to the extent possible, while preserving the Corporation’s flexibility to maintain a competitive compensation program.  The Corporation expects all executive compensation paid or awarded during 2008 to be fully deductible for tax purposes.

Each director who served on the Committee during 2008 qualifies as a “non-employee director” as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and is an “independent director” as such term is defined in NASDAQ Marketplace Rule 4200(a)(15).

Salary

The base salary of each executive officer named in the Summary Compensation Table (the “named executive officers”) is designed to be competitive with that of the Corporation’s peer banks and bank holding companies.  In establishing the base salaries for the named executive officers, the Committee relies upon an evaluation of each officer’s level of responsibility and performance and on comparative information, including the Virginia Bankers Association’s Salary Survey of Virginia Banks and the SNL Bank Compensation Review.  In establishing base salaries for named executive officers other than the Chief Executive Officer, the Committee also receives and takes into account the individual compensation recommendations of the Chief Executive Officer.  The independent directors collectively evaluate the performance of the Chief Executive Officer in executive session.  Subsequently, the Chairman of the Committee meets individually with the Chief Executive Officer to review the results of the evaluation.  The salary of the Chief Executive Officer is reviewed, discussed, and approved by the independent members of the Board of Directors in executive session, upon recommendation of the Committee.

Profit Sharing and Incentive Compensation Programs

The Corporation has a profit sharing program that is designed to recognize and reward the efforts of all eligible full-time employees for their contribution toward the attainment of the Corporation’s financial goals.  Also, there is an incentive compensation program that is designed to recognize and reward Corporation officers, including the named executive officers, whose achievements resulted in a positive impact to the Corporation.

Both the profit sharing program and incentive compensation program are currently inactive due to the economic downturn now being experienced.  Due to the negative effect of this downturn on the Corporation’s financial performance in 2008, no awards were earned or granted for that year under the profit sharing and incentive compensation programs.  Similarly, because of the downturn’s continuing negative effect on the Corporation’s financial performance in 2009, no criteria have been established at this time for the determination of any awards that might be earned under these programs in 2009.

For 2010 and future years, the Corporation will establish on a year-by-year basis the criteria necessary to determine what awards, if any, can be earned under the profit sharing and incentive compensation programs.

Stock Compensation Plans

The Corporation maintains the 2008 Stock Incentive Plan (“2008 Plan”), which is designed to attract and retain qualified personnel in key positions, provide employees with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation, and reward employees for outstanding performance and the attainment of targeted goals.  The 2008 Plan was adopted by the Board of Directors of the Corporation on February 19, 2008 and approved by the shareholders on April 22, 2008 at the Corporation’s 2008 Annual Meeting.  The 2008 Plan provides for the granting of restricted stock awards and incentive and non-statutory options to employees and directors on a periodic basis, at the discretion of the Board or a Board designated committee.  The 2008 Plan authorized the issuance of up to 500,000 shares of common stock. The 2008 Plan replaced the Corporation’s stock option plan that was approved by the shareholders at the 1997 Annual Meeting, which plan terminated in 2006 (the “1997 Option Plan”).

The 2008 Plan is administered by a Committee of the Board of Directors of the Corporation comprised of independent directors.  Under the 2008 Plan, the Committee determines which employees will be granted restricted stock awards and options, whether such options will be incentive or non-statutory options, the number of shares subject to each option, whether such options may be exercised by delivering other shares of common stock, and when such options become exercisable.  In general, the per share exercise price of an incentive stock option must be at least equal to the fair market value of a share of common stock on the date the option is granted.  Restricted stock would be granted under terms and conditions established by the Committee.

Stock options become vested and exercisable in the manner specified by the Committee.  Each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until ten years after its date of grant.  As of December 31, 2008, 159,610 shares remain exercisable under the 1997 Option Plan and 14,750 shares are exercisable under the 2008 Plan.  There were 59,000 stock options awarded in 2008.  All options granted in 2008 had multi-year vesting schedules to enhance employee retention.

Deferred Compensation

The Corporation entered into a deferred compensation agreement with Charles H. Majors, Chief Executive Officer, initially as of February 22, 1993, and most recently amended and restated as of December 31, 2008. The agreement requires an annual payment of $50,000 for a period of ten years to Mr. Majors or his designated beneficiary, commencing within three months of his termination of employment or death, whichever occurs first.  The amount of this payment is fixed and the funds for this payment are not established in an account that allows for additional contributions or earnings growth.  Payments under this agreement are independent of, and in addition to, those under any other plan, program, or agreement between Mr. Majors and the Corporation.  There are no deferred compensation arrangements with any of the other named executive officers.

Retirement Plan

The Corporation’s retirement plan is a non-contributory defined benefit pension plan that covers all full-time employees of the Corporation who are 21 years of age or older and who have had at least one year of service.  Advanced funding is accomplished by using the actuarial cost method known as the collective aggregate cost method.

As of December 31, 2008, the normal retirement benefit formula was 1.3% per year of service multiplied by average compensation, plus .65% per year of service multiplied by average compensation in excess of social security covered compensation, with years of service limited to 35.  At normal retirement, the monthly benefit is calculated based on any consecutive five-year period that will produce the highest average rate of basic monthly compensation.  Basic monthly compensation includes salary but excludes profit sharing and incentive compensation.  This benefit is based on a straight life annuity assuming retirement at age 65.  Annual compensation for 2009 is limited to $245,000 by Internal Revenue Service regulations.  Cash benefits under the plan generally commence on retirement at age 65, death, or termination of employment, although reduced benefits may commence as early as age 55 with the completion of 10 years of service.  Partial vesting of the retirement benefits under the plan occurs after three years of service and full vesting occurs after seven years of service.  As of December 31, 2008, the named executive officers have completed the following years of credited service under the retirement plan: Mr. Majors, 16; Mr. Jeffrey V. Haley, 12; Mr. Petrovich (former officer), 5; Mr. Dobbins, 6; Mr. Dudley, 3 and Mr. Gilliam, 8.  No credited service has been awarded other than based on actual years of employment.

401(k) Employee Savings Plan

The Corporation sponsors a 401(k) Employee Savings Plan in which all full-time employees (age 21 and older) are eligible to participate.  The Corporation matches 50% of employee contributions on the first 6% of earned compensation.  Perquisites received by executive officers, such as use of an automobile, are not included as earned compensation under this plan.  While employee contributions are immediately vested, the Corporation’s contributions are subject to a stated vesting schedule.

Perquisites

The Corporation provides the Chief Executive Officer with an automobile and reimburses him for the cost of fuel and maintenance for the vehicle.  Additionally, the Corporation reimburses him for the estimated amount of personal income tax on his personal use of the vehicle.  The value of this perquisite is included in the Summary Compensation Table.

Other Benefit Plans

Executive officers participate in the Corporation’s benefit plans on the same terms as other employees.  These plans include medical, dental, life, and disability insurance.  The Corporation provides life insurance coverage equal to four times the employee’s salary for all eligible employees to a limit of $530,000.  Coverage in excess of $50,000 is subject to taxation based on Internal Revenue Service guidelines.

Executive Severance Agreements

The Corporation recognizes that, as a publicly held corporation in the financial services industry, there exists the possibility of a change in the control of the Corporation.  In order to minimize such uncertainty among executive management and to promote continuity in the event of a change in control, the Corporation has entered into change in control agreements with each of the named executive officers (other than former officer Mr. Petrovich).

In general, “change in control” is defined in the agreements as a change in the majority composition of the Board of Directors over a 24-month period, a change in the ownership of a majority of the Corporation’s voting stock, or a sale of a majority of the Corporation’s assets.  The terms of each agreement generally reflect provisions used in current industry practice for executive officers of financial institutions.  The terms of the agreements are effective upon a change in control and for three years thereafter.  The agreements provide that each executive officer’s base salary and profit sharing and incentive compensation cannot be reduced during such three-year period.

Each agreement also provides for the executive officer to receive continued salary and benefits if his employment is terminated “without cause” (as such term is defined in the agreement) during the term of the agreement.  If employment is terminated during the first year after a control change, the Chief Executive Officer will receive continued salary and benefits for 24 months after such termination and the other executive officers will receive continued salary and benefits until the second anniversary of the change in control.  If the termination of employment occurs more than 12 months after the control change, the Chief Executive Officer will receive continued salary and benefits until the third anniversary of the control change and the other executive officers will receive continued salary and benefits until the earlier of the first anniversary of termination of employment or the third anniversary of the control change.

The agreements also provide for continued salary and benefits if the executive officer resigns under certain circumstances.  Beginning in the fourth month after a control change, and through the twelfth month after the transaction, each executive officer may resign for any reason and receive continued salary and benefits for 24 months (in the case of the Chief Executive Officer) or 12 months (in the case of the other executives).  After the first anniversary of the control change, an executive officer may resign and receive continued salary and benefits for the same period (but not beyond the third anniversary of the control change) if his resignation is on account of a reduction in the executive’s compensation, a required relocation of his office more than thirty miles from Danville, Virginia, or a reduction in the duties or title assigned to him as of the first anniversary of the control change.

           In all events, the amounts payable under the agreements are governed by two limitations.  First, no amounts will be paid under an agreement for any period after the executive attains age 65.  Second, no amounts will be paid under an agreement to the extent that the benefits would exceed Internal Revenue Code limits.

Potential Payments Upon Termination or Change in Control

Of the named executive officers, only the Chief Executive Officer would receive payments in the event of retirement or termination unrelated to a change in control.  If Mr. Majors’ employment had terminated on December 31, 2008, due to a change in control or otherwise, he would receive annual payments of $50,000 for ten years under the terms of the deferred compensation agreement discussed in the “Deferred Compensation” section of this proxy statement.

If a change in control had occurred on December 31, 2008, and the named executive officers were terminated on that same date, the benefits that would be payable to each of the named executive officers under the terms of their executive severance agreements are identified in the following table.  Mr. Petrovich resigned from the Corporation in February 2009 and is not included in this table.  This hypothetical scenario would require payment of salary and bonus, and coverage under the Corporation’s healthcare, other insurance benefits, and pension plans through December 31, 2010.  The benefits payable under any other change in control termination scenario would be less than or equal to the amounts shown.

Name	Salary (24 months) $	Non-Equity Incentive Plan Compensation (24 months) $	Healthcare and Other Insurance Benefits (24 months) $	Change in Pension Value (Lump sum) $

Charles H. Majors (1)	728,000	0	19,167	165,262

Jeffrey V. Haley	314,496	0	12,441	39,456

R. Helm Dobbins	280,802	0	7,117	42,200

S. Cabell Dudley, Jr.	270,000	0	16,414	41,558

Dabney T.P. Gilliam, Jr.	254,616	0	12,510	24,658

____________________

(1) Excludes annual payments of $50,000 for ten years, which are payable under the terms of a deferred compensation agreement and are not exclusive to a change in control.

    The salary calculations are based on annualized salary amounts in effect as of December 31, 2008, which are then multiplied by two to reflect the continuation of such amounts for a period of 24 months.  The non-equity incentive plan compensation is estimated as twice the amount earned by the executive officer in 2008.  The value of healthcare and other insurance benefits is estimated as twice the amount provided to the executive officer in 2008.  The change in pension value is estimated as twice the 2008 amount reflected in the “Summary Compensation Table.”

COMPENSATION TABLES

Summary Compensation Table

The following table reflects total compensation paid to or earned by the named executive officers for the periods indicated below.  The Corporation had no executive officers other than those named in the table.

Name and Principal Position	Year	Salary ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles H. Majors President and Chief Executive Officer	2008	361,846	19,900	0	82,631	21,007	485,384
of the Corporation and the Bank	2007	347,308	0	23,016	61,224	19,129	450,677
(Principal Executive Officer)	2006	313,846	0	47,313	49,862	24,416	435,437

Neal A. Petrovich * Senior Vice President, Chief Financial Officer,	2008	145,152	5,970	0	8,497	10,982	170,601
Treasurer, and Secretary of the Corporation;	2007	139,200	0	9,225	6,638	10,432	165,495
Executive Vice President and Chief Financial Officer of the Bank (Principal Financial Officer)	2006	129,462	0	19,492	6,392	10,603	165,949

Jeffrey V. Haley Senior Vice President of the Corporation;	2008	156,318	5,970	0	19,728	11,208	193,224
Executive Vice President and President of Trust	2007	149,908	0	9,935	14,381	10,926	185,150
and Financial Services of the Bank	2006	139,231	0	20,761	13,303	11,073	184,368

R. Helm Dobbins Senior Vice President of the Corporation;	2008	139,570	5,970	0	21,100	8,012	174,652
Executive Vice President and Chief	2007	133,847	0	8,870	13,099	7,909	163,725
Credit Officer of the Bank	2006	124,501	0	19,040	13,451	10,371	167,363

S. Cabell Dudley, Jr. Senior Vice President of the Corporation;	2008	127,056	5,970	0	20,779	12,211	166,016
Executive Vice President and Chief	2007**
Lending Officer of the Bank	2006**

Dabney T.P. Gilliam, Jr. Senior Vice President of the Corporation;	2008	124,544	5,970	0	12,329	10,155	152,998
Executive Vice President and Chief	2007**
Administrative Officer of the Bank	2006**

* Mr. Petrovich resigned from the Corporation in February 2009.
** Mr. Dudley and Mr. Gilliam were named Executive Officers in December 2008.

The amounts in the column for option awards reflect expense recognized for outstanding stock options calculated in accordance with Statement of Financial Accounting Standards No. 123R.  The expense pertains solely to options granted pursuant to a single award in 2008.  Assumptions made in the calculation of these amounts are contained in Note 13 to the Corporation’s audited financial statements for the year ended December 31, 2008 included in the Corporation’s Annual Report on Form 10-K.

There were no payments made under the Corporation’s profit sharing and incentive compensation programs for 2008.

All other compensation includes the use of an automobile with tax gross-ups for commuting expense for the Chief Executive Officer, company contributions to the 401(k) Employee Savings Plan for all named executive officers, and company paid insurance premiums for all named executive officers.  None of these compensation items individually exceeds $10,000 and, therefore, are not identified separately.

Grants of Plan-Based Awards

The following table reflects stock options granted in 2008 to the named executive officers and the grant date fair value of the awarded stock options.  All of the options were granted on a single date, December 16, 2008.  The options vest in four equal amounts, the first having occurred on the grant date and the remainder to occur on December 16, 2009, 2010 and 2011.  Please refer to the Summary Compensation Table for a discussion of associated compensation expense.

	Option Awards
Name	Grant Date	Number of Shares Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)
Charles H. Majors	12/16/2008	20,000	17.00	79,600
Neal A. Petrovich *	12/16/2008	6,000	17.00	23,880
Jeffrey V. Haley	12/16/2008	6,000	17.00	23,880
R. Helm Dobbins	12/16/2008	6,000	17.00	23,880
S. Cabell Dubley, Jr.	12/16/2008	6,000	17.00	23,880
Dabney T.P. Gilliam, Jr.	12/16/2008	6,000	17.00	23,880

* Mr. Petrovich resigned from the Corporation in February 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table reflects the outstanding stock awards as of December 31, 2008 for the named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Charles H. Majors	9,000	-	13.6875	04/20/2009
	10,000	-	20.0000	12/21/2009
	10,000	-	19.9500	03/19/2012
	10,000	-	26.2000	12/16/2013
	25,000	-	24.5000	12/21/2014
	5,000	15,000	17.0000	12/16/2018
Neal A. Petrovich *	5,000	-	21.3800	06/15/2014
	5,000	-	24.5000	12/21/2014
	1,500	4,500	17.0000	12/16/2018
Jeffrey V. Haley	1,079	-	13.6875	04/20/2009
	3,000	-	16.5000	03/20/2011
	1,000	-	19.9500	03/19/2012
	3,000	-	26.1000	12/17/2012
	5,000	-	26.2000	12/16/2013
	5,000	-	24.5000	12/21/2014
	1,500	4,500	17.0000	12/16/2018
R. Helm Dobbins	4,000	-	24.0000	06/17/2013
	5,000	-	26.2000	12/16/2013
	5,000	-	24.5000	12/21/2014
	1,500	4,500	17.0000	12/16/2018
S. Cabell Dudley, Jr.	1,500	4,500	17.0000	12/16/2018
Dabney T.P. Gilliam, Jr.	1,500	4,500	17.0000	12/16/2018

* Mr. Petrovich resigned from the Corporation in February 2009.

All stock options awarded were issued with ten year expiration dates.  Because the Corporation has never granted restricted stock awards to the named executive officers, the columns for stock awards are omitted from the table.

Option Exercises and Stock Vested

The following table reflects stock options exercised in 2008 by the named executive officers and the value realized on exercise.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Charles H. Majors (2)	4,000	15,325
Neal A. Petrovich	-	-
Jeffrey V. Haley (3)	2,191	5,965
R. Helm Dobbins	-	-
S. Cabell Dubley, Jr.	-	-
Dabney T.P. Gilliam, Jr.	-	-

_____________________
(1)	The value realized on exercise is the difference between the option price and the closing price of the Corporation’s common stock on the date of exercise multiplied by the number of options exercised.

(2)
Mr. Majors exercised options on February 15, 2008 for 2,000 shares originally granted on February 17, 1998 with an exercise price of $17.1875 and for another 2,000 shares originally granted on February 17, 1998 with an exercise price of $18.75.  The common stock’s closing price at the date of exercise was $21.80.

(3)
Mr. Haley exercised options on September 4, 2008 for 730 shares originally granted on April 20, 1999 with an exercise price of $13.6875 and on December 5, 2008 for 1,461 shares originally granted on April 20, 1999 with an exercise price of $13.6875.  The common stock’s closing price at the date of exercise was $17.23 on September 4, 2008 and $16.00 at December 5, 2008.

Because the Corporation has never granted restricted stock awards to the named executive officers, the columns regarding stock awards have been omitted from the table.

Pension Benefits

The following table reflects the actuarial present value of the named executive officers’ accumulated benefits under the Corporation’s pension plan and the number of years of service credited under the plan as of December 31, 2008.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Charles H. Majors	Pension	16	553,877
Neal A. Petrovich	Pension	5	30,852
Jeffrey V. Haley	Pension	12	90,896
R. Helm Dobbins	Pension	6	74,069
S. Cabell Dudley, Jr.	Pension	3	51,045
Dabney T.P. Gilliam, Jr.	Pension	8	69,597

There were no payments made from the pension plan to any of the named executive officers during 2008.

Nonqualified Deferred Compensation

The Nonqualified Deferred Compensation Table is not presented since the Corporation does not offer a deferred compensation plan that requires or allows any named executive officer to make annual contributions, nor does it have a fund of monies established for any named executive officer that increases in value due to earnings on that fund.

Director Compensation

Non-employee directors receive a monthly retainer of $1,000 and an attendance fee of $400 for each committee meeting and Bank board meeting attended.  The Board of Directors sets the retainer and attendance fee based upon recommendation from the Human Resources and Compensation Committee.  The retainer was last changed in 2007 and the attendance fee was last changed in 2000.  In making its recommendation, the Committee reviews the director compensation of peer banks.  Non-employee directors living outside the Danville area are reimbursed for meeting-related travel and lodging expenses.  Non-employee directors are excluded from the Corporation’s retirement plan and, therefore, do not qualify for pension benefits.  Directors who are employees of the Corporation do not receive any director compensation.  The following table reflects the director compensation earned or paid during 2008.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total Compensation in 2008 ($)
Fred A. Blair	19,200	-	19,200
Frank C. Crist, Jr., D.D.S.	18,800	-	18,800
Ben D. Davenport, Jr.	18,800	-	18,800
H. Dan Davis	19,600	-	19,600
Michael P. Haley	17,600	-	17,600
Charles S. Harris **	3,200	-	3,200
Lester A. Hudson, Jr., Ph.D.	18,400	-	18,400
E. Budge Kent, Jr. *	14,800	35,400	50,200
Fred B. Leggett, Jr.	20,800	-	20,800
Franklin W. Maddux, M.D.	20,000	-	20,000
Charles H. Majors	-	-	-
Martha W. Medley **	2,800	-	2,800
Claude B. Owen, Jr.	23,200	-	23,200
Total	197,200	35,400	232,600

        *  Mr. E. Budge Kent, Jr., a former executive officer of the Corporation, served in the capacity of Senior Adviser until April 2008, for which he earned $10,000.  As a result, he did not receive any compensation as a non-employee director until May 2008, receiving the monthly retainer and applicable meeting fees thereafter.

Beginning in November 2008, Mr. Kent has served as a non-employee member of the Bank’s Trust Investment Committee.  He receives $200 per monthly meeting attended and received a total of $400 in 2008.

Beginning in 2006, Mr. Kent has received $25,000 annually under a deferred compensation agreement that was entered into with the Corporation in June 1997.  This deferred compensation agreement entitles him or his designated beneficiary to annual payments of $25,000 for ten years.

**  Mr. Charles S. Harris and Ms. Martha W. Medley were elected by the Board of Directors to serve as directors in November 2008.

RELATED PARTY TRANSACTIONS

Certain directors and officers of the Corporation and the companies with which they are associated were customers of, and had banking transactions with, the Bank in the ordinary course of the Bank’s business during 2008.  Other than these banking transactions, there were no other reportable related party transactions.  All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and, in the opinion of the management of the Corporation, do not involve more than a normal risk of collectibility or present other unfavorable features.  These loans are monitored by the Board of Directors on a routine basis.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

The Audit and Compliance Committee assists the Board of Directors in its oversight of (1) the integrity of the Corporation’s financial statements and its financial reporting and disclosure practices, (2) the appointment, compensation, retention and oversight of the independent accountants engaged to prepare or issue an audit report on the financial statements of the Corporation, (3) the soundness of the Corporation’s systems of internal controls regarding finance and accounting compliance, (4) the independence and performance of the Corporation’s internal audit staff, and (5) compliance with significant applicable legal, ethical, and regulatory requirements.  The Committee strives to provide an open avenue of communication between the Board of Directors, management, the internal auditor, the compliance officer, and the independent accountants.

All of the members of this Committee are considered independent within the meaning of SEC regulations, the listing standards of NASDAQ, and the Corporation’s Corporate Governance Guidelines.  Additionally, each member is considered an “independent director,” as that term is defined by NASDAQ Marketplace Rule 4200(a)(15).

Mr. Michael P. Haley, a member of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined he has accounting and related financial management expertise within the meaning of the listing standards of NASDAQ.

The Audit and Compliance Committee has reviewed and discussed with management the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2008. The Committee has discussed with Yount, Hyde and Barbour, P.C., the Corporation’s independent accountants during fiscal year 2008, the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.  The Committee received from Yount, Hyde and Barbour, P.C. and reviewed the written disclosures and the letter required by Auditing Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Yount, Hyde and Barbour, P.C. the auditing firm’s independence.

           Based on these reviews and discussions, the Audit and Compliance Committee recommended to the Board of Directors that the Corporation’s audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, and be filed with the SEC.

The Audit and Compliance Committee pre-approves all audit, audit-related, and tax services on an annual basis, and, in addition, authorizes individual engagements that exceed pre-established thresholds.  Any additional engagement that falls below the pre-established thresholds must be reported by management at the Audit and Compliance Committee meeting immediately following the initiation of such an engagement.

A copy of the Audit and Compliance Committee charter is available on the Corporation’s website, www.amnb.com.  For access to the charter, select the “American National Bankshares Inc.” icon, then select “Governance Documents.”

Respectfully submitted,

Fred A. Blair, Chairman
Michael P. Haley
Franklin W. Maddux, M.D.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit and Compliance Committee of the board of directors of the Corporation annually considers the selection of the Corporation’s independent public accountants.  On November 6, 2008, the Audit and Compliance Committee selected Yount, Hyde and Barbour, P.C. to serve as the Corporation’s independent public accountants for the fiscal year ending December 31, 2009.  Yount, Hyde and Barbour, P.C. has served as the Corporation’s independent public accountants since May 2002.

Representatives of Yount, Hyde and Barbour, P.C. will be present at the Annual Meeting and they will have an opportunity to make a statement if they so desire.  The representatives also will be available to respond to appropriate questions.

Fees to Independent Auditors for Fiscal Year 2008 and 2007

Yount, Hyde and Barbour, P.C. audited the financial statements included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008; reviewed the Corporation’s quarterly reports on Form 10-Q; and audited management’s assessment of internal control over financial reporting as of December 31, 2008.   The following table presents aggregate fees paid or to be paid by the Corporation and the Bank for professional services rendered by Yount, Hyde and Barbour, P.C. for the years 2008 and 2007.

	2008	2007
Audit Fees	$130,850	$121,300
Audit-related Fees	0	0
Tax Fees	9,000	9,550
All Other Fees	0	0
Total	$139,250	$130,850

Tax fees are for the preparation of the annual consolidated federal and state income tax returns.

PROPOSAL FOUR – SHAREHOLDER PROPOSAL

Gerald R. Armstrong, the holder of 1,572 shares of the Corporation’s common stock, whose address is 910 Sixteenth Street, No. 412, Denver, Colorado, 80202-2917, and whose telephone number is 303-355-1199, has notified the Corporation that he intends to present the following resolution at the Annual Meeting.  The Board of Directors and the Corporation accept no responsibility for the proposed resolution and supporting statement.  As required by federal regulations, the resolution and supporting statement are printed below. To ensure that readers can easily distinguish between the materials provided by the proponent and the materials provided by the Corporation, we have placed a box around materials provided by the proponent.

SHAREHOLDER RESOLUTION

That the shareholders of AMERICAN NATIONAL BANKSHARES INC. request its Board of Directors to take the steps necessary to eliminate classification of terms of its Board of Directors to require that all Directors stand for election annually.  The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation.  Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year.  This is not in the best interest of shareholders because it reduces accountability.

Excel Energy Inc., Devon Energy Corporation, ConocoPhillips, ONEOK, Inc., CenterPoint Energy, Inc., and Hess Corporation have adopted this practice and it has been approved by shareholders at CH Energy Group, Inc., Central Vermont Public Services Corporation, Black Hills Corporation, Spectra Energy Corp., and several others, upon presentation of a similar resolution by the proponent during 2008.  The proponent is a professional investor who has studied this issue carefully.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance.  The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.  In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Board Of Directors Statement In Opposition

The Board of Directors of the Corporation unanimously recommends that you vote “AGAINST” this proposal.

After thoughtful consideration of this proposal, the Board of Directors has determined that the foregoing shareholder proposal should not be implemented; and therefore unanimously recommends a vote against the proposal for the following reasons, which are discussed in more detail below:

•	A classified board provides for strategic continuity and stability and can preserve shareholder value in the event of an attempted corporate takeover.

•	There are a variety of other protections in place or available to shareholders that ensure the accountability of directors, even if they are elected on a classified basis.

The classified board provision is not a recent change in the governance of the Corporation, but in fact, has been a part of the articles of incorporation of American National Bankshares Inc. since its incorporation under the laws of the Commonwealth of Virginia in 1984.  Further, the Corporation’s articles of incorporation require that the classified board provision not be amended unless such amendment receives the affirmative vote of the holders of 80% of all shares of voting stock of the Corporation, except that such 80% vote shall not be required if such amendment is unanimously recommended to the shareholders by the Board of Directors.

A classified board improves the likelihood that, at any given time, a majority of the directors will have experience in the Corporation’s business and affairs, promoting continuity and stability of the Corporation’s business strategies and policies.  This enables the directors to build on past experience and to plan for a reasonable period into the future.  The Board of Directors believes that the continuity and quality of leadership that results from a classified board creates long-term shareholder value and is in the best interests of the Corporation and its shareholders.  A classified board also helps the Corporation attract and retain highly qualified individuals willing to dedicate the time and effort necessary to understand the Corporation, its operations and competitive environment, and concentrate on long-term planning and appropriate use of financial and other resources.

Moreover, a classified board helps to protect shareholder value in the face of a coercive takeover attempt.  Absent a classified board, a potential acquirer could gain control of the Corporation by replacing a majority of the Board with its own slate of nominees at a single annual meeting by a simple plurality of the votes cast.  In contrast, the presence of a classified board, as well as other protections, encourage hostile shareholders who may seek to acquire control of the Corporation to initiate arm’s-length discussions with the Board, who may be in a position to negotiate a higher price or more favorable terms for shareholders or to seek to prevent a takeover that the Board believes is not in the best interest of shareholders.  The fact that the entire Board could not be removed in a single proxy fight would allow directors to weigh remaining independent against accepting the offer, or a competing offer, from a position of strength.  Moreover, in considering any takeover effort or other significant development concerning the Corporation, the Board understands that its duty is to protect the interests of all the Corporation’s shareholders.  The Board intends to discharge that duty to its utmost ability.  The majority of the Board members are independent, non-management directors whose interests are aligned with the shareholders.

The proponent references a study finding a significant positive link between corporate governance practices (including classified boards) and firm value. A more recent report, however, reaches a different conclusion:

In closing, we note that the research to date has done little to empirically evaluate the potential shareholder benefits associated with classified board provisions or establish the causal nature of the relation between board classification and firm value.  In this light we suggest a more circumspect policy approach be adopted by some governance practitioners and academics whose recent calls for the abolition of this common governance provision seem unwarranted and potentially damaging for shareholders. (1)
_____________

(1)	Bates, Becher and Lemmon, Board Classification and Managerial Entrenchment: Evidence from the Market for Corporate Control (September 2007), at page 31.

In the Board’s view, by reducing the threat of an abrupt change in the composition of the entire Board, the classified board permits a more orderly process for your directors to consider any and all alternatives to maximize shareholder value.

 Moreover, shareholders have a variety of tools at their disposal to ensure that directors, even directors who are elected on a classified basis, are accountable to shareholders.  These tools include withholding votes from directors who are standing for election, publicity campaigns and meeting with or writing to directors to express shareholder concerns.  Shareholders have successfully used these accountability tools with a number of companies.

Vote Required

The affirmative vote of the holders of at least a majority of the outstanding shares of our common stock, present at the meeting in person or by proxy, will be required for the approval of this shareholder proposal. Abstentions from voting in this matter are treated as votes “AGAINST.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL FOR THE REASONS DESCRIBED ABOVE.  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “AGAINST” THIS PROPOSAL UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE IN VOTING THE PROXY.

CODE OF CONDUCT

The Board of Directors has adopted a Code of Conduct, which applies to all directors and employees of the Corporation and the Bank.  A portion of the Code of Conduct has special provisions for senior financial officers of the Corporation and the Bank, which apply to the Corporation’s Principal Executive Officer and Principal Financial Officer, as well as, the Bank’s Controller or person performing similar functions for the Corporation and/or the Bank.  The Code of Conduct for senior financial officers meets the requirements of a “code of ethics” as defined by Item 406 of the SEC’s Regulation S-K.  The Code of Conduct is available on the Corporation’s website, www.amnb.com.  Select the “American National Bankshares Investor Relations” icon, then select “Governance Documents.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, the Corporation’s directors and executive officers are required to report their beneficial ownership of Corporation common stock and any changes in that ownership to the SEC.  Specific dates for such reporting have been established by the SEC, and the Corporation is required to report in this proxy statement any failure to file by the established dates during 2008.  To the Corporation’s knowledge, based solely on a review of the copies of such reports furnished to the Corporation, insiders of the Corporation complied with all filing requirements during 2008 except that each of Dr. Frank C. Crist, Jr. and Mr. Jeffrey V. Haley, with respect to one transaction only, filed a Form 4 after its due date.

SEPARATE COPIES FOR BENEFICIAL OWNERS

Pursuant to SEC rules, institutions that hold shares in “street name” for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address.  Any such beneficial owner may request a separate copy of the proxy statement or annual report by writing the Corporation at Investor Relations, P.O. Box 191, Danville, Virginia 24543 or by telephoning 1-434-773-2220.

SHAREHOLDER COMMUNICATIONS AND PROPOSALS

Shareholders interested in communicating directly with the Corporate Governance and Nominating Committee, which is charged with handling all such communication to non-management members of the Board of Directors of the Corporation, may send correspondence to Corporate Governance and Nominating Committee, P.O. Box 191, Danville, Virginia 24543.

The Corporate Governance and Nominating Committee has approved a process for handling correspondence received by the Corporation and addressed to non-management members of the Board.  Under the process, the Assistant Secretary of the Corporation will forward all mail specifically addressed to a member of the Board of Directors.  If correspondence is specifically addressed only to a committee, the Assistant Secretary of the Corporation will forward the mail to the Chairman of said committee.  If any mail is received that is addressed only to “Board of Directors,” or “Non-Management Member of the Board of Directors,” said mail will be forwarded by the Assistant Secretary of the Corporation to the Chairman of the Corporate Governance and Nominating Committee.  Correspondence relating to accounting, internal controls, or auditing matters are brought to the attention of the Chairman of the Audit and Compliance Committee.

To be considered for inclusion in the Corporation’s proxy statement relating to the 2010 Annual Meeting, shareholder proposals, including recommendations for director nominees, must be received by the Corporation at its principal office in Danville, Virginia, no later than December 16, 2009.

In addition to any other applicable requirements, for business to be properly brought before next year’s Annual Meeting by a shareholder, even if the proposal is not to be included in the Corporation’s proxy statement, the Corporation’s bylaws provide that the shareholder must give notice in writing to the Secretary of the Corporation no later than February 14, 2010.  As to each such matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name, record address of, and number of shares beneficially owned by the shareholder proposing such business, and (iii) any material interest of the shareholder in such business.

OTHER BUSINESS

As of the date of this proxy statement, the board of directors knows of no other matters to be presented at the Annual Meeting other than those referred to herein.  However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors,

Charles H. Majors
President and
Chief Executive Officer

April 15, 2009

PROXY
This Proxy Is Solicited On Behalf Of The Board Of Directors
American National Bankshares Inc.
628 Main Street
Danville, Virginia  24541
ANNUAL MEETING OF SHAREHOLDERS
May 19, 2009, 9:00 A.M.

The undersigned hereby appoints FRED A. BLAIR, H. DAN DAVIS, or CLAUDE B. OWEN, JR., any of whom may act, as my attorney(s), with full power of substitution, to vote all the Common Stock of the Corporation, standing in my name on its books at the close of business on April 3, 2009, at the Annual Meeting of Shareholders to be held May 19, 2009, or any adjournment thereof, with all the powers the undersigned would possess if personally present, as instructed below.

The Board of Directors recommends a vote FOR all the nominees listed in Proposals 1, 2 and 3 and a vote AGAINST Proposal 4.

1.  ELECTION OF DIRECTORS OF CLASS I TO SERVE UNTIL THE 2012 ANNUAL MEETING
                                                                        _____   FOR all nominees listed                                                              _____WITHHOLD AUTHORITY FROM
                                                                                       below (except as marked                                                                         a vote for all nominees
                                                                                       to the contrary below)                                                                             listed below
BEN J. DAVENPORT, JR.
MICHAEL P. HALEY
CHARLES S. HARRIS
FRANKLIN W. MADDUX

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE ABOVE LIST.)

2.  ELECTION OF DIRECTOR OF CLASS II TO SERVE UNTIL THE 2010 ANNUAL MEETING
                                                                       _____ FOR the nominee listed                                                              _____WITHHOLD AUTHORITY FROM
                                                                                    below                                                                                                        a vote for the nominee
                                                                                                                                                                                                       listed below
E. BUDGE KENT, JR.

3.  ELECTION OF DIRECTOR OF CLASS III TO SERVE UNTIL THE 2011 ANNUAL MEETING
                                                                      _____ FOR the nominee listed                                                              _____WITHHOLD AUTHORITY FROM
                                                                                   below                                                                                                         a vote for the nominee
                                                                                                                                                                                                       listed below
MARTHA W. MEDLEY

4.  SHAREHOLDER PROPOSAL REGARDING DECLASSIFICATION OF BOARD OF DIRECTORS

                                     _____FOR                                _____AGAINST                                           _____ABSTAIN

5. Any other business which may properly be brought before the meeting or any adjournment thereof.

The Common Stock represented by this Proxy will be voted as specified; however, as to any matter where no choice is specified, the Proxy will be voted FOR all the nominees listed in Proposals 1, 2 and 3 and AGAINST Proposal 4.

ALL SHAREHOLDERS LISTED ON THIS PROXY SHOULD SIGN THE BACK OF THIS PAGE.

-------------AFTER SIGNING, PLEASE FOLD HERE AND RETURN IN THE ENVELOPE PROVIDED-----------

If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of management.  This Proxy may be revoked at any time before it is voted.  The undersigned may attend the Annual Meeting, revoke this Proxy and vote in person.

                                               Date:_______________________, 2009

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                                                                                                                                                                    Signature of Shareholder(s)

When signing as attorney, executor, administrator, trustee or guardian, please give full title.  If more than one trustee, all should sign.  Please sign exactly as name appears on this Proxy.